Exhibit 99.1

For Immediate Release:

FLEXSHOPPER REPORTS PRELIMINARY UNAUDITED 2016 REVENUES AND LEASE ORIGINATIONS

Leading Online Lease-to-Own Retailer Posts Significant Year-over-Year Growth in Revenues and Lease Originations

Boca Raton, FL (February 1, 2017 - FlexShopper, Inc. (Nasdaq: FPAY, “FlexShopper”), a leading national online lease-to-own (“LTO”) retailer and LTO payment solution provider, anticipates the following preliminary financial results for the year ended December 31, 2016:

•	Total revenues increased from $20.7 million in 2015 to approximately $48.0 million in 2016, a 130% increase.
•	Lease originations increased from 39,565 in 2015 to approximately 75,000 in 2016, a 90% increase.

“We are very pleased with these results, as they signify our continued accelerated pace of growth, both in lease originations and our ecommerce business,” said Brad Bernstein, FlexShopper CEO. “Our unique lease-to-own marketplace, with over 85,000 SKUs from top brands, continues to resonate strongly with consumers who don’t have good credit or cash and desire an online option to acquire durable goods versus the traditional store-based lease-to-own model. We are very proud of all of our departments and our technology platform that met the holiday demand with efficiency and speed. In addition, in 2016 we automated certain order management processes that made the Company less dependent on human capital. We continue to execute on our strategy of scaling the business, increasing back-end efficiencies and maintaining lease portfolio vintage performance.”

Bernstein added, “We are very excited about 2017 for growth in all of our sales channels, including our lease-to-own (LTO) payment method technology for other e-retailers. In connection with increasing e-retailers’ adoption of our LTO payment method, we are pleased to announce that Cornell Caldwell recently joined the FlexShopper team as Vice President of Strategic Partnerships. Mr. Caldwell has extensive experience securing B2B partnerships, particularly with e-retailers. Prior to FlexShopper, Mr. Caldwell had senior business development roles at ShopRunner, Paypal and HSBC.”

FlexShopper cautions that its actual results for the year ended December 31, 2016 may differ from the preliminary results shown above. Moreover, FlexShopper cautions that it has not finalized its financial statement reporting process for the year ended December 31, 2016. The information in this press release is preliminary and based upon information currently available to FlexShopper. During the course of FlexShopper’s financial statement reporting process, items may be identified that would require FlexShopper to make adjustments that may be material, and, as a result, the preliminary unaudited financial results included in this press release are forward-looking information and are subject to change. FlexShopper will release detailed financial results for the quarter and year ended December 31, 2016 in March 2017.

About FlexShopper

FlexShopper, LLC, a wholly owned subsidiary of FlexShopper, Inc. (Nasdaq: FPAY), is a financial and technology company that provides brand name electronics, home furnishings and other durable goods to consumers on a lease-to-own (“LTO”) basis through its ecommerce marketplace (www.FlexShopper.com) and patent pending LTO payment method. FlexShopper also provides LTO technology platforms to retailers and e-retailers to facilitate transactions with consumers that want to acquire their products, but do not have sufficient cash or credit. FlexShopper approves consumers utilizing its proprietary consumer screening model, collects from consumers under an LTO contract and funds the LTO transactions by paying merchants for the goods. Follow us on Facebook or Twitter @FlexShopper.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995. Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results and anticipated results of our sales and marketing efforts. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements as a result of various factors, including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

IR Contacts:

FlexShopper, Inc.

Investor Relations
ir@flexshopper.com